Exhibit 99.1

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except per share amounts)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Real estate investments:
Real estate assets	$10,458,081	$9,616,076
Construction in progress	964,511	744,871
Investments in and advances to unconsolidated joint ventures	209,939	168,336
Undeveloped land	771,590	473,317

	12,404,121	11,002,600
Accumulated depreciation	(1,865,947)	(1,684,413)

Net real estate investments	10,538,174	9,318,187

Real estate investments and other assets held-for-sale	—	144,651

Cash and cash equivalents	93,621	69,752
Accounts receivable	20,220	13,449
Straight-line rent receivable	206,742	172,225
Receivables on construction contracts, including retentions	32,206	57,258
Deferred leasing and other costs, net of accumulated amortization of $217,416 and $209,975	351,306	337,936
Other escrow deposits and other assets	344,366	332,197

Total assets	$11,586,635	$10,445,655

LIABILITIES AND EQUITY
Indebtedness:
Secured debt, net of deferred financing costs of $276 and $304	$55,692	$59,418
Unsecured debt, net of deferred financing costs of $42,299 and $45,136	3,832,701	3,629,864
Unsecured line of credit	745,000	—

	4,633,393	3,689,282

Liabilities related to real estate investments held-for-sale	—	6,278

Construction payables and amounts due subcontractors, including retentions	131,591	107,009
Accrued real estate taxes	109,467	77,464
Accrued interest	21,365	20,815
Other liabilities	325,777	339,023
Tenant security deposits and prepaid rents	73,320	66,823

Total liabilities	5,294,913	4,306,694

Shareholders’ equity:
Common shares ($0.01 par value); 600,000 shares authorized; 385,028 and 382,513 shares issued and outstanding, respectively	3,850	3,825
Additional paid-in capital	6,266,959	6,143,147
Accumulated other comprehensive loss	(25,343)	(28,011)
Distributions in excess of net income	(53,683)	(75,210)

Total shareholders’ equity	6,191,783	6,043,751
Noncontrolling interests	99,939	95,210

Total equity	6,291,722	6,138,961

Total liabilities and equity	$11,586,635	$10,445,655

See accompanying Notes to Consolidated Financial Statements

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the three and nine months ended September 30,

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2022	2021	2022	2021
Revenues:
Rental and related revenue	$300,132	$256,815	$855,491	$768,965
General contractor and service fee revenue	8,364	23,550	16,456	72,384

	308,496	280,365	871,947	841,349
Expenses:
Rental expenses	26,606	19,766	73,132	66,411
Real estate taxes	46,569	39,972	134,225	122,510
General contractor and other services expenses	7,113	19,040	12,312	62,569
Depreciation and amortization	97,464	88,033	285,409	273,335

	177,752	166,811	505,078	524,825

Other operating activities:
Equity in earnings of unconsolidated joint ventures	4,520	2,966	13,900	29,824
Gain on sale of properties	9,121	439,212	244,700	555,755
Gain on land sales	—	1,653	3,117	12,791
Other operating expenses	(840)	(1,290)	(2,150)	(2,773)
Impairment charges	(500)	—	(2,063)	—
Non-incremental costs related to successful leases	(3,024)	(3,334)	(12,038)	(10,319)
General and administrative expenses	(123,335)	(14,152)	(174,744)	(54,248)

	(114,058)	425,055	70,722	531,030

Operating income	16,686	538,609	437,591	847,554
Other income (expenses):
Interest and other income, net	1,052	1,433	2,816	3,569
Interest expense	(23,380)	(20,003)	(62,113)	(63,582)
Loss on debt extinguishment	—	(13,893)	(21,948)	(17,901)
Gain on involuntary conversion	—	—	—	3,222

Income (loss) before income taxes	(5,642)	506,146	356,346	772,862
Income tax expense	(548)	(6,381)	(7,371)	(15,237)

Net income (loss)	(6,190)	499,765	348,975	757,625
Net income attributable to noncontrolling interests	(52)	(4,948)	(3,826)	(7,629)

Net income (loss) attributable to common shareholders	$(6,242)	$494,817	$345,149	$749,996

Weighted average number of common shares outstanding	384,947	379,220	384,066	376,323

Weighted average number of common shares and potential dilutive securities	384,947	384,624	389,539	381,811

Net income (loss) per common share attributable to common shareholders - basic	$(0.02)	$1.30	$0.90	$1.99

Net income (loss) per common share attributable to common shareholders - diluted	$(0.02)	$1.30	$0.90	$1.98

Comprehensive income (loss):
Net income (loss)	$(6,190)	$499,765	$348,975	$757,625
Other comprehensive income:
Amortization of interest rate swap contracts	890	889	2,668	2,668

Comprehensive income (loss)	$(5,300)	$500,654	$351,643	$760,293

See accompanying Notes to Consolidated Financial Statements

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the nine months ended September 30,

(in thousands)

(Unaudited)

	Nine Months Ended
	2022	2021
Cash flows from operating activities:
Net income	$348,975	$757,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of buildings and tenant improvements	240,707	230,323
Amortization of deferred leasing and other costs	44,702	43,012
Amortization of deferred financing costs	7,601	7,285
Straight-line rental income and expense, net	(34,119)	(22,985)
Impairment charges	2,063	—
Loss on debt extinguishment	21,948	17,901
Gain on involuntary conversion	—	(3,222)
Gain on land and property sales	(247,817)	(568,546)
Third-party construction contracts, net	406	(2,749)
Other accrued revenues and expenses, net	968	51,936
Operating distributions received in excess of (less than) equity in earnings from unconsolidated joint ventures	4,459	(16,468)

Net cash provided by operating activities	389,893	494,112

Cash flows from investing activities:
Development of real estate investments	(612,933)	(496,322)
Acquisition of buildings and related intangible assets	(340,005)	(242,914)
Acquisition of land and other real estate assets	(410,787)	(290,019)
Second generation tenant improvements, leasing costs and building improvements	(54,691)	(49,949)
Other deferred leasing costs	(31,521)	(28,189)
Other assets	(12,629)	(68,310)
Proceeds from land and property sales, net	354,203	989,128
Capital distributions from unconsolidated joint ventures	33,645	61,616
Capital contributions and advances to unconsolidated joint ventures	(17,087)	(20,158)

Net cash used for investing activities	(1,091,805)	(145,117)

Cash flows from financing activities:
Proceeds from issuance of common shares, net	116,107	311,238
Proceeds from unsecured debt	500,000	446,634
Payments on unsecured debt	(320,110)	(390,900)
Payments on secured indebtedness including principal amortization	(3,537)	(3,363)
Borrowings (repayments) on line of credit, net	745,000	(139,000)
Distributions to common shareholders	(322,626)	(287,619)
Distributions to noncontrolling interests	(3,630)	(3,160)
Tax payments on stock-based compensation awards	(7,597)	(4,939)
Change in book cash overdrafts	(3,931)	(6,399)
Other financing activities	48	(249)
Deferred financing costs	(2,471)	(10,053)
Redemption of Limited Partner Units	—	(39)

Net cash provided by (used for) financing activities	697,253	(87,849)

Net (decrease) increase in cash, cash equivalents and restricted cash	(4,659)	261,146
Cash, cash equivalents and restricted cash at beginning of period	103,164	67,223

Cash, cash equivalents and restricted cash at end of period	$98,505	$328,369

Non-cash activities:
Lease liabilities arising from right-of-use assets	$636	$19,822

Assumption of indebtedness and other liabilities in real estate acquisitions	$40,969	$84,911

Contribution of properties to unconsolidated joint venture	$67,148	$74,942

Non-cash distribution of assets from unconsolidated joint ventures, net	$—	$11,124

Conversion of Limited Partner Units to common shares	$3,452	$5,122

Issuance of Limited Partner Units for acquisition	$—	$11,603

See accompanying Notes to Consolidated Financial Statements

DUKE REALTY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Equity

For the three and nine months ended September 30, 2022 and 2021

(in thousands, except per share data)

(Unaudited)

	Common Shareholders
	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Distributions in Excess of Net Income	Noncontrolling Interests	Total
Balance at June 30, 2022	$3,848	$6,262,634	$(26,233)	$60,571	$106,933	$6,407,753
Net income (loss)	—	—	—	(6,242)	52	(6,190)
Other comprehensive income	—	—	890	—	—	890
Stock-based compensation plan activity	—	887	—	(210)	(2,508)	(1,831)
Conversion of Limited Partner Units	2	3,438	—	—	(3,440)	—
Distributions to common shareholders ($0.28 per share)	—	—	—	(107,802)	—	(107,802)
Distributions to noncontrolling interests	—	—	—	—	(1,098)	(1,098)

Balance at September 30, 2022	$3,850	$6,266,959	$(25,343)	$(53,683)	$99,939	$6,291,722

Balance at December 31, 2021	$3,825	$6,143,147	$(28,011)	$(75,210)	$95,210	$6,138,961
Net income	—	—	—	345,149	3,826	348,975
Other comprehensive income	—	—	2,668	—	—	2,668
Issuance of common shares	20	116,087	—	—	—	116,107
Stock-based compensation plan activity	3	4,275	—	(996)	7,985	11,267
Conversion of Limited Partner Units	2	3,450	—	—	(3,452)	—
Distributions to common shareholders ($0.84 per share)	—	—	—	(322,626)	—	(322,626)
Distributions to noncontrolling interests	—	—	—	—	(3,630)	(3,630)

Balance at September 30, 2022	$3,850	$6,266,959	$(25,343)	$(53,683)	$99,939	$6,291,722

	Common Shareholders
	Common Stock	Additional Paid-in Capital	Accumulated Other Comprehensive Loss	Distributions in Excess of Net Income	Noncontrolling Interests	Total
Balance at June 30, 2021	$3,780	$5,920,931	$(29,789)	$(469,076)	$89,063	5,514,909
Net income	—	—	—	494,817	4,948	499,765
Other comprehensive income	—	—	889	—	—	889
Issuance of common shares	25	123,996	—	—	—	124,021
Stock-based compensation plan activity	2	1,396	—	(209)	1,205	2,394
Issuance of Limited Partner Units	—	—	—	—	(12)	(12)
Conversion of Limited Partner Units	—	76	—	—	(76)	—
Redemption of Limited Partner Units	—	(2)	—	—	—	(2)
Distributions to common shareholders ($0.255 per share)	—	—	—	(96,537)	—	(96,537)
Distributions to noncontrolling interests	—	—	—	—	(1,044)	(1,044)

Balance at September 30, 2021	$3,807	$6,046,397	$(28,900)	$(71,005)	$94,084	$6,044,383

Balance at December 31, 2020	$3,733	$5,723,326	$(31,568)	$(532,519)	$71,476	$5,234,448
Net income	—	—	—	749,996	7,629	757,625
Other comprehensive income	—	—	2,668	—	—	2,668
Issuance of common shares	66	311,172	—	—	—	311,238
Stock-based compensation plan activity	5	6,822	—	(863)	11,694	17,658
Issuance of Limited Partner Units	—	—	—	—	11,564	11,564
Conversion of Limited Partner Units	3	5,119	—	—	(5,122)	—
Redemption of Limited Partner Units	—	(42)	—	—	3	(39)
Distributions to common shareholders ($0.765 per share)	—	—	—	(287,619)	—	(287,619)
Distributions to noncontrolling interests	—	—	—	—	(3,160)	(3,160)

Balance at September 30, 2021	$3,807	$6,046,397	$(28,900)	$(71,005)	$94,084	$6,044,383

See accompanying Notes to Consolidated Financial Statements

DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Real estate investments:
Real estate assets	$10,458,081	$9,616,076
Construction in progress	964,511	744,871
Investments in and advances to unconsolidated joint ventures	209,939	168,336
Undeveloped land	771,590	473,317

	12,404,121	11,002,600
Accumulated depreciation	(1,865,947)	(1,684,413)

Net real estate investments	10,538,174	9,318,187

Real estate investments and other assets held-for-sale	—	144,651

Cash and cash equivalents	93,621	69,752
Accounts receivable	20,220	13,449
Straight-line rent receivable	206,742	172,225
Receivables on construction contracts, including retentions	32,206	57,258
Deferred leasing and other costs, net of accumulated amortization of $217,416 and $209,975	351,306	337,936
Other escrow deposits and other assets	344,366	332,197

Total assets	$11,586,635	$10,445,655

LIABILITIES AND EQUITY
Indebtedness:
Secured debt, net of deferred financing costs of $276 and $304	$55,692	$59,418
Unsecured debt, net of deferred financing costs of $42,299 and $45,136	3,832,701	3,629,864
Unsecured line of credit	745,000	—

	4,633,393	3,689,282

Liabilities related to real estate investments held-for-sale	—	6,278

Construction payables and amounts due subcontractors, including retentions	131,591	107,009
Accrued real estate taxes	109,467	77,464
Accrued interest	21,365	20,815
Other liabilities	325,777	339,023
Tenant security deposits and prepaid rents	73,320	66,823

Total liabilities	5,294,913	4,306,694

Partners’ equity:
Common equity (385,028 and 382,513 General Partner Units issued and outstanding, respectively)	6,217,126	6,071,762
Limited Partners’ common equity (3,914 and 3,663 Limited Partner Units issued and outstanding, respectively)	95,554	90,679
Accumulated other comprehensive loss	(25,343)	(28,011)

Total partners’ equity	6,287,337	6,134,430
Noncontrolling interests	4,385	4,531

Total equity	6,291,722	6,138,961

Total liabilities and equity	$11,586,635	$10,445,655

See accompanying Notes to Consolidated Financial Statements

DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the three and nine months ended September 30,

(in thousands, except per unit amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2022	2021	2022	2021
Revenues:
Rental and related revenue	$300,132	$256,815	$855,491	$768,965
General contractor and service fee revenue	8,364	23,550	16,456	72,384

	308,496	280,365	871,947	841,349
Expenses:
Rental expenses	26,606	19,766	73,132	66,411
Real estate taxes	46,569	39,972	134,225	122,510
General contractor and other services expenses	7,113	19,040	12,312	62,569
Depreciation and amortization	97,464	88,033	285,409	273,335

	177,752	166,811	505,078	524,825

Other operating activities:
Equity in earnings of unconsolidated joint ventures	4,520	2,966	13,900	29,824
Gain on sale of properties	9,121	439,212	244,700	555,755
Gain on land sales	—	1,653	3,117	12,791
Other operating expenses	(840)	(1,290)	(2,150)	(2,773)
Impairment charges	(500)	—	(2,063)	—
Non-incremental costs related to successful leases	(3,024)	(3,334)	(12,038)	(10,319)
General and administrative expenses	(123,335)	(14,152)	(174,744)	(54,248)

	(114,058)	425,055	70,722	531,030

Operating income	16,686	538,609	437,591	847,554
Other income (expenses):
Interest and other income, net	1,052	1,433	2,816	3,569
Interest expense	(23,380)	(20,003)	(62,113)	(63,582)
Loss on debt extinguishment	—	(13,893)	(21,948)	(17,901)
Gain on involuntary conversion	—	—	—	3,222

Income (loss) before income taxes	(5,642)	506,146	356,346	772,862
Income tax expense	(548)	(6,381)	(7,371)	(15,237)

Net income (loss)	(6,190)	499,765	348,975	757,625
Net income attributable to noncontrolling interests	(86)	(100)	(269)	(282)

Net income (loss) attributable to common unitholders	$(6,276)	$499,665	$348,706	$757,343

Weighted average number of Common Units outstanding	388,933	382,981	388,005	380,025

Weighted average number of Common Units and potential dilutive securities	388,933	384,624	389,539	381,811

Net income (loss) per Common Unit attributable to common unitholders - basic	$(0.02)	$1.30	$0.90	$1.99

Net income (loss) per Common Unit attributable to common unitholders - diluted	$(0.02)	$1.30	$0.90	$1.98

Comprehensive income (loss):
Net income (loss)	$(6,190)	$499,765	$348,975	$757,625
Other comprehensive income:
Amortization of interest rate swap contracts	890	889	2,668	2,668

Comprehensive income (loss)	$(5,300)	$500,654	$351,643	$760,293

See accompanying Notes to Consolidated Financial Statements

DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the nine months ended September 30,

(in thousands)

(Unaudited)

	Nine Months Ended
	2022	2021
Cash flows from operating activities:
Net income	$348,975	$757,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of buildings and tenant improvements	240,707	230,323
Amortization of deferred leasing and other costs	44,702	43,012
Amortization of deferred financing costs	7,601	7,285
Straight-line rental income and expense, net	(34,119)	(22,985)
Impairment charges	2,063	—
Loss on debt extinguishment	21,948	17,901
Gain on involuntary conversion	—	(3,222)
Gain on land and property sales	(247,817)	(568,546)
Third-party construction contracts, net	406	(2,749)
Other accrued revenues and expenses, net	968	51,936
Operating distributions received in excess of (less than) equity in earnings from unconsolidated joint ventures	4,459	(16,468)

Net cash provided by operating activities	389,893	494,112

Cash flows from investing activities:
Development of real estate investments	(612,933)	(496,322)
Acquisition of buildings and related intangible assets	(340,005)	(242,914)
Acquisition of land and other real estate assets	(410,787)	(290,019)
Second generation tenant improvements, leasing costs and building improvements	(54,691)	(49,949)
Other deferred leasing costs	(31,521)	(28,189)
Other assets	(12,629)	(68,310)
Proceeds from land and property sales, net	354,203	989,128
Capital distributions from unconsolidated joint ventures	33,645	61,616
Capital contributions and advances to unconsolidated joint ventures	(17,087)	(20,158)

Net cash used for investing activities	(1,091,805)	(145,117)

Cash flows from financing activities:
Contributions from the General Partner	116,107	311,238
Proceeds from unsecured debt	500,000	446,634
Payments on unsecured debt	(320,110)	(390,900)
Payments on secured indebtedness including principal amortization	(3,537)	(3,363)
Borrowings (repayments) on line of credit, net	745,000	(139,000)
Distributions to common unitholders	(325,841)	(290,479)
Distributions to noncontrolling interests	(415)	(300)
Tax payments on stock-based compensation awards	(7,597)	(4,939)
Change in book cash overdrafts	(3,931)	(6,399)
Other financing activities	48	(249)
Deferred financing costs	(2,471)	(10,053)
Redemption of Limited Partner Units	—	(39)

Net cash provided by (used for) financing activities	697,253	(87,849)

Net (decrease) increase in cash, cash equivalents and restricted cash	(4,659)	261,146
Cash, cash equivalents and restricted cash at beginning of period	103,164	67,223

Cash, cash equivalents and restricted cash at end of period	$98,505	$328,369

Non-cash activities:
Lease liabilities arising from right-of-use assets	$636	$19,822

Assumption of indebtedness and other liabilities in real estate acquisitions	$40,969	$84,911

Contribution of properties to unconsolidated joint venture	$67,148	$74,942

Non-cash distribution of assets from unconsolidated joint ventures, net	$—	$11,124

Conversion of Limited Partner Units to common shares of the General Partner	$3,452	$5,122

Issuance of Limited Partner Units for acquisition	$—	$11,603

See accompanying Notes to Consolidated Financial Statements

`DUKE REALTY LIMITED PARTNERSHIP AND SUBSIDIARIES

Consolidated Statements of Changes in Equity

For the three and nine months ended September 30, 2022 and 2021

(in thousands, except per unit data)

(Unaudited)

	Common Unitholders
	General Partner’s Common Equity	Limited Partners’ Common Equity	Accumulated Other Comprehensive Loss	Total Partners’ Equity	Noncontrolling Interests	Total Equity
Balance at June 30, 2022	$6,327,053	$102,579	$(26,233)	$6,403,399	$4,354	$6,407,753
Net income (loss)	(6,242)	(34)	—	(6,276)	86	(6,190)
Other comprehensive income	—	—	890	890	—	890
Stock-based compensation plan activity	677	(2,508)	—	(1,831)	—	(1,831)
Conversion of Limited Partner Units	3,440	(3,440)	—	—	—	—
Distributions to noncontrolling interests	—	—	—	—	(55)	(55)
Distributions to common unitholders ($0.28 per Common Unit)	(107,802)	(1,043)	—	(108,845)	—	(108,845)

Balance at September 30, 2022	$6,217,126	$95,554	$(25,343)	$6,287,337	$4,385	$6,291,722

Balance at December 31, 2021	$6,071,762	$90,679	$(28,011)	$6,134,430	$4,531	$6,138,961
Net income	345,149	3,557	—	348,706	269	348,975
Other comprehensive income	—	—	2,668	2,668	—	2,668
Capital contribution from the General Partner	116,107	—	—	116,107	—	116,107
Stock-based compensation plan activity	3,282	7,985	—	11,267	—	11,267
Conversion of Limited Partner Units	3,452	(3,452)	—	—		—
Distributions to noncontrolling interests	—	—	—	—	(415)	(415)
Distributions to common unitholders ($0.84 per Common Unit)	(322,626)	(3,215)	—	(325,841)	—	(325,841)

Balance at September 30, 2022	$6,217,126	$95,554	$(25,343)	$6,287,337	$4,385	$6,291,722

	Common Unitholders
	General Partner’s Common Equity	Limited Partners’ Common Equity	Accumulated Other Comprehensive Loss	Total Partners’ Equity	Noncontrolling Interests	Total Equity
Balance at June 30, 2021	$5,455,635	$84,494	$(29,789)	$5,510,340	$4,569	$5,514,909
Net income	494,817	4,848	—	499,665	100	499,765
Other comprehensive income	—	—	889	889	—	889
Capital contribution from the General Partner	124,021	—	—	124,021	—	124,021
Stock-based compensation plan activity	1,189	1,205	—	2,394	—	2,394
Issuance of Limited Partner Units	—	(12)	—	(12)	—	(12)
Conversion of Limited Partner Units	76	(76)	—	—	—	—
Redemption of Limited Partner Units	(2)	—	—	(2)	—	(2)
Distributions to common unitholders ($0.255 per Common Unit)	(96,537)	(959)	—	(97,496)	—	(97,496)
Distributions to noncontrolling interests	—	—	—	—	(85)	(85)

Balance at September 30, 2021	$5,979,199	$89,500	$(28,900)	$6,039,799	$4,584	$6,044,383

Balance at December 31, 2020	$5,194,540	$66,874	$(31,568)	$5,229,846	$4,602	$5,234,448
Net income	749,996	7,347	—	757,343	282	757,625
Other comprehensive income	—	—	2,668	2,668	—	2,668
Capital contribution from the General Partner	311,238	—	—	311,238	—	311,238
Stock-based compensation plan activity	5,964	11,694	—	17,658	—	17,658
Issuance of Limited Partner Units	—	11,564	—	11,564	—	11,564
Conversion of Limited Partner Units	5,122	(5,122)	—	—	—	—
Redemption of Limited Partner Units	(42)	3	—	(39)	—	(39)
Distributions to common unitholders ($0.765 per Common Unit)	(287,619)	(2,860)	—	(290,479)	—	(290,479)
Distributions to noncontrolling interests	—	—	—	—	(300)	(300)

Balance at September 30, 2021	$5,979,199	$89,500	$(28,900)	$6,039,799	$4,584	$6,044,383

See accompanying Notes to Consolidated Financial Statements

DUKE REALTY CORPORATION AND DUKE REALTY LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1.    General Basis of Presentation

The interim consolidated financial statements included herein have been prepared by Duke Realty Corporation and its consolidated subsidiaries (the “General Partner”) and Duke Realty Limited Partnership and its consolidated subsidiaries (the “Partnership”). The 2021 year-end consolidated balance sheet data included in this Report was derived from the audited financial statements in the combined Annual Report on Form 10-K of the General Partner and the Partnership for the year ended December 31, 2021 (the “2021 Annual Report”), but does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”). The financial statements have been prepared in accordance with GAAP for interim financial information and in accordance with Rule 10-01 of Regulation S-X of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses during the reporting period. Our actual results could differ from those estimates and assumptions. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the 2021 Annual Report.

The General Partner was formed in 1985, and we believe that it qualifies as a REIT under the provisions of the Internal Revenue Code of 1986, as amended (the “Code”). The Partnership was formed on October 4, 1993, when the General Partner contributed all of its properties and related assets and liabilities, together with the net proceeds from an offering of additional shares of its common stock, to the Partnership. Simultaneously, the Partnership completed the acquisition of Duke Associates, a full-service commercial real estate firm operating in the Midwest whose operations began in 1972. On October 3, 2022, the General Partner merged with and into a subsidiary of Prologis, Inc. (“Prologis”, see Note 12) and the Partnership merged with a subsidiary of Prologis, L.P.

The General Partner is the sole general partner of the Partnership, owning approximately 99.0% of the Common Units as of September 30, 2022. The remaining 1.0% of the Common Units are owned by limited partners. As the sole general partner of the Partnership, the General Partner has full, exclusive and complete responsibility and discretion in the day-to-day management and control of the Partnership. The General Partner and the Partnership are operated as one enterprise. The management of the General Partner consists of the same members as the management of the Partnership. As the sole general partner with control of the Partnership, the General Partner consolidates the Partnership for financial reporting purposes, and the General Partner does not have any significant assets other than its investment in the Partnership. Therefore, the assets and liabilities of the General Partner and the Partnership are substantially the same.

Limited partners have the right to redeem their Limited Partner Units, subject to certain restrictions. Pursuant to the Fifth Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”), the General Partner is obligated to redeem the Limited Partner Units in shares of its common stock, unless it determines in its reasonable discretion that the issuance of shares of its common stock could cause it to fail to qualify as a REIT. Each Limited Partner Unit shall be redeemed for one share of the General Partner’s common stock, or, in the event that the issuance of shares could cause the General Partner to fail to qualify as a REIT, cash equal to the fair market value of one share of the General Partner’s common stock at the time of redemption, in each case, subject to certain adjustments described in the Partnership Agreement. The Limited Partner Units are not required, per the terms of the Partnership Agreement, to be redeemed in registered shares of the General Partner.

As of September 30, 2022, we owned and operated a portfolio primarily consisting of industrial properties and provided real estate services to third-party owners, customers and joint ventures. Substantially all of our Rental Operations (see Note 10) are conducted through the Partnership. We conduct our Service Operations (see Note 10) through Duke Realty Services, LLC, Duke Realty Services Limited Partnership and Duke Construction Limited Partnership (“DCLP”), which are consolidated entities that are 100% owned by a combination of the General Partner and the Partnership. DCLP is owned through a taxable REIT subsidiary. The consolidated financial statements include our accounts and the accounts of our majority-owned or controlled subsidiaries.

2.    Leases

Lease Income

Our leases generally include scheduled rent increases, but do not include variable payments based on indexes. Our rental revenue is primarily based on fixed, non-cancelable leases. Our variable rental revenue primarily consists of amounts recovered from lessees for property tax, insurance and common area maintenance (“CAM”).

If we conclude that collection of lease payments is not probable, any difference between the revenue that would have been recognized under the straight-line method and the lease payments that have been collected is recognized as a current period adjustment to rental revenues. Any other changes in collectability reserves for leases not subject to the collectability constraint are also recorded as a current period adjustment to rental revenues.

All revenues related to lease and lease-related services are included in, and comprise substantially all of, the caption “Rental and Related Revenue” on the Consolidated Statements of Operations and Comprehensive Income. The components of Rental and Related Revenue are as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Rental revenue - fixed payments	$224,014	$192,425	$638,211	$568,986
Rental revenue - variable payments (1)	76,118	64,390	217,280	199,979

Rental and related revenue	$300,132	$256,815	$855,491	$768,965

(1)	Primarily includes tenant recoveries for real estate taxes, insurance and CAM.

Lessee Accounting

As of September 30, 2022, our lease arrangements, where we are the lessee, primarily consisted of office and ground leases. For these lease arrangements, as required by Accounting Standards Codification Topic 842, Leases (“ASC 842”), we recognized right-of-use (“ROU”) assets and the corresponding lease liabilities representing the discounted value of future lease payments. In determining these amounts, we elected an available practical expedient that allows us, as a lessee, to not separate lease and non-lease components.

All of our office leases are classified as operating leases under ASC 842. Ground leases that were classified as operating leases prior to adoption of ASC 842 continue to be accounted for as operating leases by electing the practical expedient under ASC 842. Two ground leases that were entered into subsequent to the adoption of ASC 842 are classified as finance leases. For our operating leases, we recognized ROU assets and related lease liabilities as follows (in thousands):

	September 30, 2022	December 31, 2021
ROU assets	$34,714	$36,774
Lease liabilities	39,710	41,363

For our finance leases, we recognized ROU assets and related lease liabilities as follows (in thousands):

	September 30, 2022	December 31, 2021
ROU assets	$37,016	$37,540
Lease liabilities	39,724	39,194

ROU assets are included within Other Escrow Deposits and Other Assets and lease liabilities are included within Other Liabilities on our Consolidated Balance Sheets.

3.    Reclassifications

No amounts in the accompanying consolidated financial statements for 2021 have been reclassified to conform to the 2022 consolidated financial statement presentation.

4.    Restricted Cash

Restricted cash primarily consists of cash proceeds from dispositions but restricted only for qualifying like-kind exchange transactions and cash held in escrow related to acquisition and disposition holdbacks. The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same such amounts shown in the Consolidated Statements of Cash Flows (in thousands):

	September 30, 2022	December 31, 2021
Cash and cash equivalents	$93,621	$69,752
Restricted cash included in other escrow deposits and other assets	4,884	33,412

Total cash, cash equivalents, and restricted cash shown in the Consolidated Statements of Cash Flows	$98,505	$103,164

5.    Variable Interest Entities

Partnership

Due to the fact that the Limited Partners do not have kick out rights, or substantive participating rights, the Partnership is a variable interest entity (“VIE”). Because the General Partner holds majority ownership and exercises control over every aspect of the Partnership’s operations, the General Partner has been determined as the primary beneficiary and, therefore, consolidates the Partnership.

The assets and liabilities of the General Partner and the Partnership are substantially the same, as the General Partner does not have any significant assets other than its investment in the Partnership. All of the Company’s debt is an obligation of the Partnership.

Joint Ventures

We have equity interests in unconsolidated joint ventures that are primarily engaged in the operation and development of industrial real estate properties.

We consolidate those joint ventures that are considered to be VIEs where we are the primary beneficiary. We analyze our investments in joint ventures to determine if the joint venture is considered a VIE and would require consolidation. We (i) evaluate the sufficiency of the total equity investment at risk, (ii) review the voting rights and decision-making authority of the equity investment holders as a group and whether there are limited partners (or similar owning entities) that lack substantive participating or kick out rights and (iii) establish whether or not activities within the venture are on behalf of an investor with disproportionately few voting rights in making this VIE determination.

To the extent that we own interests in a VIE and we (i) are the sole entity that has the power to direct the activities of the VIE and (ii) have the obligation or rights to absorb the VIE’s losses or receive its benefits, then we would be determined to be the primary beneficiary and would consolidate the VIE. To the extent we own interests in a VIE, then at each reporting period, we re-assess our conclusions as to which, if any, party within the VIE is considered the primary beneficiary. Consolidated joint ventures that are VIEs are not significant in any period presented in these consolidated financial statements.

To the extent that our joint ventures do not qualify as VIEs, they are consolidated if we control them through majority ownership interests or if we are the managing entity (general partner or managing member) and the other partner does not have substantive participating rights. Control is further demonstrated by our ability to unilaterally make significant operating decisions, refinance debt and sell the assets of the joint venture without the consent of the non-managing entity and the inability of the non-managing entity to remove us from our role as the managing entity. Consolidated joint ventures that are not VIEs are not significant in any period presented in these consolidated financial statements.

We use the equity method of accounting for those joint ventures where we exercise significant influence but do not have control. Under the equity method of accounting, our investment in each joint venture is included on our balance sheet; however, the assets and liabilities of the joint ventures for which we use the equity method are not included on our balance sheet.

When we contribute properties to unconsolidated joint ventures and retain a non-controlling ownership interest in such assets, we recognize the difference between the consideration received and the carrying amount of the asset contributed when its derecognition criteria are met. The equity method investment we retain in such partial sale transactions is noncash consideration and is measured at fair value. As a result, the accounting for a partial sale results in the recognition of a full gain or loss.

In July 2021, we entered into a 20%-owned unconsolidated joint venture with CBRE Global Investors with plans to contribute three tranches of properties. We contributed the third tranche of properties in January 2022. The joint venture financed the acquisition of these properties with a combination of third party first mortgage loans and equity contributions from our partner in this joint venture. Upon closing of the final contribution, we recorded the ownership interest obtained at fair value as part of Investments in and Advances to Unconsolidated Joint Ventures on the Consolidated Balance Sheets as of September 30, 2022 and recognized the full gain of $188.3 million as part of Gain on Sale of Properties on the Consolidated Financial Statement of Operations and Comprehensive Income for the nine months ended September 30, 2022.

There were no unconsolidated joint ventures, in which we have any recognized assets or liabilities or have retained any economic exposure to loss at September 30, 2022, that met the criteria to be considered VIEs. Our maximum loss exposure for guarantees of unconsolidated joint venture indebtedness, none of which relate to VIEs, totaled $43.7 million at September 30, 2022.

6.    Acquisitions and Dispositions

Acquisitions and dispositions for the periods presented were completed in accordance with our strategy to increase our overall investment concentration in Coastal Tier 1 markets (we define “Coastal Tier 1” markets as Southern California, Northern California, Seattle, Northern New Jersey and South Florida). Transaction costs related to asset acquisitions are capitalized.

Acquisitions

The following table summarizes our real estate acquisition activities for the nine months ended September 30, 2022 and 2021 (dollars in thousands):

	2022	2021
Buildings:
Number of buildings	6	4
Cash paid at time of acquisition	$340,005	$242,914
Land and other real estate assets:
Acres of land	365	203
Cash paid at time of acquisition (1)	$410,787	$290,019

(1)

Includes the cash acquisition cost of other real estate investments totaling $154.3 million for the nine months ended September 30, 2022. There were no acquisitions of other real estate investments for the nine months ended September 30, 2021. See Note 11 for information on other real estate investments.

The following table summarizes total real estate assets recognized (in thousands), comprised of cash paid at the time of acquisition, a purchase deposit, capitalized transaction costs and below market lease liabilities, for the buildings acquired during the nine months ended September 30, 2022:

Real estate assets	$363,223
Lease related intangible assets	3,746

Total acquired assets	$366,969

Below market lease liabilities	$24,609

Fair Value Measurements

We determine the fair value of the individual components of real estate asset acquisitions primarily through calculating the “as-if vacant” value of a building, using an income approach, which relies significantly upon internally determined assumptions. We have determined that these estimates primarily rely upon level 3 inputs, which are unobservable inputs based on our own assumptions. The most significant assumptions used in calculating the “as-if vacant” value for acquisition activity during the nine months ended September 30, 2022 are as follows:

	Low	High
Exit capitalization rate	4.75%	4.75%
Annual net rental rate per square foot on acquired buildings	$13.80	$15.60

The value that is allocated to the land underlying the acquired building relies on Level 3 inputs and is primarily determined by reference to recent comparable transactions.

Capitalized acquisition costs were insignificant and the fair value of net assets acquired from unrelated parties during the nine months ended September 30, 2022, was substantially the same as the cost of acquisition.

Dispositions

Dispositions of buildings and undeveloped land generated net cash proceeds of $354.2 million and $989.1 million during the nine months ended September 30, 2022 and 2021, respectively. The number of buildings sold is disclosed in Note 11.

In January 2022, we contributed the third tranche of three buildings to a 20%-owned unconsolidated joint venture. The joint venture financed the acquisition of these properties with a combination of third party first mortgage loans and equity contributions from our partner and we received $268.9 million of net cash proceeds. As part of the closing, we also received $33.6 million from our ownership share of proceeds from third party first mortgage loans, which was included in Capital Distributions from Unconsolidated Joint Ventures in the Consolidated Statements of Cash Flows for the nine months ended September 30, 2022.

7.    Indebtedness

All debt is issued directly or indirectly by the Partnership. The General Partner does not have any indebtedness, but does guarantee some of the unsecured debt of the Partnership. The following table summarizes the book value and changes in the fair value of our debt (in thousands):

	Book Value at 12/31/2021	Book Value at 9/30/2022	Fair Value at 12/31/2021	Issuances and Assumptions	Payments/ Payoffs	Adjustments to Fair Value	Fair Value at 9/30/2022
Fixed rate secured debt	$58,422	$54,968	$59,989	$—	$(3,237)	$(8,695)	$48,057
Variable rate secured debt	1,300	1,000	1,300	—	(300)	—	1,000
Unsecured debt	3,675,000	3,875,000	3,779,465	500,000	(300,000)	(663,392)	3,316,073
Unsecured line of credit	—	745,000	—	745,000	—	—	745,000

Total	$3,734,722	$4,675,968	$3,840,754	$1,245,000	$(303,537)	$(672,087)	$4,110,130

Less: Deferred financing costs	45,440	42,575

Total indebtedness as reported on the consolidated balance sheets	$3,689,282	$4,633,393

Secured Debt

Because our fixed rate secured debt is not actively traded in any marketplace, we utilized a discounted cash flow methodology to determine its fair value. Accordingly, we calculated fair value by applying an estimate of the current market rate to discount the debt’s remaining contractual cash flows. Our estimate of a current market rate, which is the most significant input in the discounted cash flow calculation, is intended to replicate debt of similar maturity and loan-to-value relationship. The estimated market rates for all of our current fixed rate secured debt are between 4.30% and 5.50%, depending on the attributes of the specific loans. The current market rates we utilized were internally estimated; therefore, we have concluded that our determination of fair value for our fixed rate secured debt was primarily based upon level 3 inputs.

Unsecured Debt

At September 30, 2022, our unsecured debt consisted of $3.38 billion of senior unsecured notes that are publicly traded and bore interest at fixed rates and a $500.0 million variable rate term loan.

In February 2022, we redeemed $300.0 million of 3.75% senior unsecured notes due December 2024. We recognized a loss of $21.9 million in connection with the redemption of these notes, which included the prepayment premium and write-off of unamortized deferred financing costs.

In June 2022, the Partnership amended and restated its existing revolving credit agreement (the “Amendment”) to issue and draw down on a term loan with an aggregate commitment of $500.0 million. The term loan matures March 31, 2025 and bears interest at a variable rate equaling the one-month secured overnight financing rate (“SOFR”) plus 0.840% (equal to 4.00% as of September 30, 2022). The Amendment allows prepayment on the term loan without penalty.

We utilized broker estimates in estimating the fair value of our fixed rate unsecured debt. The broker estimates took into account any recent trades within the same series of our fixed rate unsecured debt, comparisons to recent trades of other series of our fixed rate unsecured debt, trades of fixed rate unsecured debt from companies with profiles similar to ours, as well as overall economic conditions. We reviewed these broker estimates for reasonableness and accuracy, considering whether the estimates were based upon market participant assumptions within the principal and most advantageous market and whether any other observable inputs would be more accurate indicators of fair value than the broker estimates. We concluded that the broker estimates were representative of fair value. We have determined that our estimation of the fair value of our fixed rate unsecured debt was primarily based upon level 3 inputs. The estimated trading values of our fixed rate unsecured debt, depending on the maturity and coupon rates, ranged from 67.00% to 106.00% of face value.

Unsecured Line of Credit

Our unsecured line of credit at September 30, 2022 is described as follows (in thousands):

Description	Borrowing Capacity	Maturity Date	Outstanding Balance at September 30, 2022
Unsecured Line of Credit - Partnership	$1,200,000	March 31, 2025	$745,000

As a result of entering the Amendment in June 2022, the automatic transition of benchmark rate on the unsecured line of credit from one-month LIBOR to SOFR was triggered. Our unsecured line of credit now bears interest at SOFR plus 0.765% (equal to 3.53% as of September 30, 2022) with a reduction in borrowing costs if certain sustainability linked metrics are achieved each year. The line of credit matures on March 31, 2025 with two six-month extension options. Subject to certain conditions, the Amendment allows $300.0 million of incremental borrowing, in addition to the newly issued $500.0 million term loan, resulting in a total facility of up to $2.00 billion. This line of credit provided us with an option to obtain borrowings from financial institutions that participate in the line at rates that may be lower than the stated interest rate, subject to certain restrictions.

We utilized a discounted cash flow methodology in order to estimate the fair value of outstanding borrowings on our unsecured line of credit. To the extent that credit spreads have changed since the origination of the line of credit, the net present value of the difference between future contractual interest payments and future interest payments based on our estimate of a current market rate would represent the difference between the book value and the fair value. This estimate of a current market rate is based upon the rate, considering current market conditions and our specific credit profile, at which we estimate we could obtain similar borrowings. As our credit spreads have not changed appreciably, we believe that the contractual interest rate and the current market rate on any outstanding borrowings on the line of credit are the same. The current market rate is internally estimated and therefore is primarily based upon a level 3 input.

8.    Shareholders’ Equity of the General Partner and Partners’ Capital of the Partnership

General Partner

The General Partner had an at the market (“ATM”) equity program that allowed it to issue and sell its common shares through sales agents from time to time. Actual sales under the ATM equity program depend on a variety of factors to be determined by the General Partner, including, among others, market conditions, the trading price of the General Partner’s common stock, determinations by the General Partner of the appropriate sources of funding and potential uses of funding available.

In February 2022, the General Partner terminated its previous equity distribution agreement for the ATM equity program and entered into a new equity distribution agreement pursuant to which the General Partner could sell, from time to time, up to an aggregate offering price of $600.0 million of its common stock through sales agents or forward sellers. The ability to enter into forward sale agreements through the new ATM equity program gave the General Partner the option to set the price of such shares upon pricing the offering (subject to certain adjustments) while delaying the issuance of such shares and the receipt of the net proceeds by the General Partner.

During the nine months ended September 30, 2022, the General Partner issued 2.0 million common shares pursuant to its ATM equity program, generating gross proceeds of $115.8 million and, after deducting commissions and other costs, net proceeds of $114.3 million. The proceeds from these sales were contributed to the Partnership and used to fund development activities.

Partnership

For each common share or preferred share that the General Partner issues, the Partnership issues a corresponding General Partner Unit or Preferred Unit, as applicable, to the General Partner in exchange for the contribution of the proceeds from the stock issuance. Similarly, when the General Partner redeems or repurchases common shares or preferred shares, the Partnership redeems the corresponding General Partner Units or Preferred Units held by the General Partner at the same price.

9.    Net Income (Loss) per Common Share or Common Unit

Basic net income (loss) per common share or Common Unit is computed by dividing net income (loss) attributable to common shareholders or common unitholders, less dividends or distributions on share-based awards expected to vest (referred to as “participating securities” and primarily composed of unvested restricted stock units), by the weighted average number of common shares or Common Units outstanding for the period.

Diluted net income (loss) per common share is computed by dividing the sum of net income (loss) attributable to common shareholders and the noncontrolling interest in earnings allocable to Limited Partner Units (to the extent the Limited Partner Units are dilutive), less dividends or distributions on participating securities that are anti-dilutive, by the sum of the weighted average number of common shares outstanding and, to the extent they are dilutive, weighted average number of Limited Partner Units outstanding and any potential dilutive securities for the period. Diluted net income (loss) per Common Unit is computed by dividing the net income (loss) attributable to common unitholders, less dividends or distributions on participating securities that are anti-dilutive, by the sum of the weighted average number of Common Units outstanding and any potential dilutive securities for the period. The following table reconciles the components of basic and diluted net income (loss) per common share or Common Unit (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
General Partner
Net income (loss) attributable to common shareholders	$(6,242)	$494,817	$345,149	$749,996
Less: dividends on participating securities	(310)	(298)	(955)	(1,033)

Basic net income (loss) attributable to common shareholders	$(6,552)	$494,519	$344,194	$748,963
Add back dividends on dilutive participating securities	—	298	955	1,033
Noncontrolling interest in earnings of common unitholders	—	4,848	3,557	7,347

Diluted net income (loss) attributable to common shareholders	$(6,552)	$499,665	$348,706	$757,343

Weighted average number of common shares outstanding	384,947	379,220	384,066	376,323
Weighted average Limited Partner Units outstanding	—	3,761	3,939	3,702
Other potential dilutive shares	—	1,643	1,534	1,786

Weighted average number of common shares and potential dilutive securities	384,947	384,624	389,539	381,811

Partnership
Net income (loss) attributable to common unitholders	$(6,276)	$499,665	$348,706	$757,343
Less: distributions on participating securities	(310)	(298)	(955)	(1,033)

Basic net income (loss) attributable to common unitholders	$(6,586)	$499,367	$347,751	$756,310
Add back distributions on dilutive participating securities	—	298	955	1,033

Diluted net income (loss) attributable to common unitholders	$(6,586)	$499,665	$348,706	$757,343

Weighted average number of Common Units outstanding	388,933	382,981	388,005	380,025
Other potential dilutive units	—	1,643	1,534	1,786

Weighted average number of Common Units and potential dilutive securities	388,933	384,624	389,539	381,811

The Limited Partner Units were anti-dilutive to the General Partner for the three months ended September 30, 2022 as a result of the net loss for that period. In addition, all potential shares related to our stock-based compensation plans are anti-dilutive for the three months ended September 30, 2022. The following table summarizes the data that is excluded from the computation of net income (loss) per common share or Common Unit as a result of being anti-dilutive (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
General Partner
Noncontrolling interest in loss of common unitholders	$(34)	$—	$—	$—
Weighted average Limited Partner Units outstanding	3,986	—	—	—
General Partner and Partnership
Other potential dilutive shares or units:
Anti-dilutive outstanding potential shares or units under stock-based compensation plans	427	—	—	—
Anti-dilutive outstanding participating securities	1,254	—	—	—

10.    Segment Reporting

Reportable Segments

As of September 30, 2022, we had two reportable operating segments, the first consisting of the ownership and rental of industrial real estate investments. We treat our industrial properties as a single operating and reportable segment based on our method of internal reporting. Properties not included in our reportable segments, because they are not industrial properties and do not by themselves meet the quantitative thresholds for separate presentation as a reportable segment, are generally referred to as non-reportable Rental Operations. Our non-reportable Rental Operations primarily include our remaining office properties and medical office property at September 30, 2022. The operations of our industrial properties, as well as our non-reportable Rental Operations, are collectively referred to as “Rental Operations.”

Our second reportable segment consists of various real estate services such as development, general contracting, construction management, property management, asset management, maintenance and leasing to third-party property owners, customers and joint ventures, and is collectively referred to as “Service Operations.” The Service Operations segment is identified as one single operating segment because the lowest level of financial results reviewed by our chief operating decision maker are the results for the Service Operations segment in total. Further, our reportable segments are managed separately because each segment requires different operating strategies and management expertise.

Revenues by Reportable Segment

The following table shows the revenues for each of the reportable segments, as well as a reconciliation to consolidated revenues (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues
Rental Operations:
Industrial	$298,626	$255,315	$850,924	$764,496
Non-reportable Rental Operations	1,425	1,386	4,158	4,174
Service Operations	8,364	23,550	16,456	72,384

Total segment revenues	308,415	280,251	871,538	841,054
Other revenue	81	114	409	295

Consolidated revenue	$308,496	$280,365	$871,947	$841,349

Supplemental Performance Measure

Property-level net operating income on a cash basis (“PNOI”) is the non-GAAP supplemental performance measure that we use to evaluate the performance of, and to allocate resources among, the real estate investments in the reportable and operating segments that comprise our Rental Operations. PNOI for our Rental Operations segments is comprised of rental revenues less rental expenses and real estate taxes, along with certain other adjusting items (collectively referred to as “Rental Operations revenues and expenses excluded from PNOI,” as shown in the following table). Additionally, we do not allocate interest expense, depreciation expense and certain other non-property specific revenues and expenses (collectively referred to as “Non-Segment Items,” as shown in the following table) to our individual operating segments.

We evaluate the performance of our Service Operations reportable segment using net income or loss, as allocated to that segment (“Earnings from Service Operations”).

The most comparable GAAP measure to PNOI is income (loss) before income taxes. PNOI excludes expenses that materially impact our overall results of operations and, therefore, should not be considered as a substitute for income (loss) before income taxes or any other measures derived in accordance with GAAP. Furthermore, PNOI may not be comparable to other similarly titled measures of other companies.

The following table shows a reconciliation of our segment-level measures of profitability to consolidated income (loss) before income taxes (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
PNOI
Industrial	$206,156	$175,918	$591,419	$509,436
Non-reportable Rental Operations	3,242	1,118	9,980	3,621

PNOI, excluding all sold properties	209,398	177,036	601,399	513,057
PNOI from sold properties	131	8,065	1,995	35,632

PNOI	$209,529	$185,101	$603,394	$548,689

Earnings from Service Operations	1,251	4,510	4,144	9,815

Rental Operations revenues and expenses excluded from PNOI:
Straight-line rental income and expense, net	12,311	8,488	34,119	22,985
Revenues related to lease buyouts	2,062	—	2,609	310
Amortization of lease concessions and above and below market rents	3,625	4,081	9,408	9,522
Intercompany rents and other adjusting items	(600)	(765)	(1,552)	(1,881)
Non-Segment Items:
Equity in earnings of unconsolidated joint ventures	4,520	2,966	13,900	29,824
Interest expense	(23,380)	(20,003)	(62,113)	(63,582)
Depreciation and amortization expense	(97,464)	(88,033)	(285,409)	(273,335)
Gain on sale of properties	9,121	439,212	244,700	555,755
Impairment charges	(500)	—	(2,063)	—
Interest and other income, net	1,052	1,433	2,816	3,569
General and administrative expenses	(123,335)	(14,152)	(174,744)	(54,248)
Gain on land sales	—	1,653	3,117	12,791
Other operating expenses	(840)	(1,290)	(2,150)	(2,773)
Loss on extinguishment of debt	—	(13,893)	(21,948)	(17,901)
Gain on involuntary conversion	—	—	—	3,222
Non-incremental costs related to successful leases	(3,024)	(3,334)	(12,038)	(10,319)
Other non-segment revenues and expenses, net	30	172	156	419

Income (loss) before income taxes	$(5,642)	$506,146	$356,346	$772,862

11.    Real Estate Assets and Assets Held-for-Sale

Real Estate Assets

Real estate assets, excluding assets held-for-sale, consisted of the following (in thousands):

	September 30, 2022	December 31, 2021
Buildings and tenant improvements	$6,305,720	$6,007,848
Land and improvements	3,944,952	3,435,591
Other real estate investments (1)	207,409	172,637

Real estate assets	$10,458,081	$9,616,076

(1)

Includes underutilized in-fill sites, which may have had buildings/structures on site when we acquired them, that are either (i) under lease to a third party and, after the lease ends, are expected to be redeveloped or will require significant capital expenditures before re-leasing; or (ii) industrial/logistics properties that we intend to re-lease after significant retrofitting and/or environmental remediation is completed. The leases on these assets are usually short term in nature.

Assets Held-for-Sale

The following table illustrates the number of sold or held-for-sale properties in this Report:

	Held-for-Sale at September 30, 2022	Sold Year-to-Date in 2022	Sold in 2021	Total
Properties sold or classified as held-for-sale	—	6	30	36

The following table illustrates aggregate balance sheet information for held-for-sale properties (in thousands):

	Held-for-Sale Properties
	September 30, 2022	December 31, 2021
Land and improvements	$—	$67,818
Buildings and tenant improvements	—	102,867
Accumulated depreciation	—	(36,785)
Deferred leasing and other costs, net	—	5,392
Other assets	—	5,359

Total assets held-for-sale	$—	$144,651

Accrued expenses	—	43
Other liabilities	—	6,235

Total liabilities related to assets held-for-sale	$—	$6,278

12.    Subsequent Event - Completion of Merger with Prologis

On October 3, 2022, the General Partner merged with and into a subsidiary of Prologis, Inc. and the Partnership merged with a subsidiary of Prologis, L.P. The purchase price consideration was determined based upon a fixed exchange ratio, with each issued and outstanding share of the General Partner’s common stock and issued and outstanding Limited Partner Units of the Partnership converting automatically into the right to receive 0.475 of a newly issued share of Prologis, Inc. common stock or common unit of Prologis, L.P., as applicable. All of the Partnership’s debt was assumed in connection with the merger. On October 6, 2022, substantially all of the Partnership’s outstanding unsecured notes were exchanged for notes of corresponding series newly issued by Prologis, L.P.

During the nine months ended September 30, 2022, the General Partner incurred $112.9 million of transaction costs related to the Merger, which were recorded in general and administrative expense in our Consolidated Statements of Operations.